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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Azteca Holdings, S.A. de C.V. of our report dated February 7, 2003, except for the Pappas Group recent developments in Note 7, which is as of February 11, 2003, and the subsequent events included in Note 17, which is as of June 10, 2003, relating to the financial statements of Azteca Holdings, S.A. de C.V. and its subsidiaries, our report dated February 7, 2003, except for the Pappas Group recent developments in Note 7, which is as of February 11, 2003, and the subsequent events included in Note 16, which is as of June 10, 2003, relating to the financial statements of TV Azteca, S.A. de C.V. and its subsidiaries, and our report dated February 23, 2003, except for the subsequent event included in Note 17 which is as of June 10, 2003, relating to the consolidated financial statements of Unefon, S.A. de C.V. and its subsidiaries, all of which appear in Azteca Holdings, S.A. de C.V.'s Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the references to us under the headings "Summary Historical Consolidated Financial Data" and "Experts" in such Registration Statement.



Mexico City
August 11, 2003

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers LLP